                                                                     EXHIBIT 2.5
                                                                     -----------


                   AMENDMENT TO AGREEMENT AND PLAN OF MERGER
                   -----------------------------------------

     THIS AMENDMENT to Agreement AND PLAN OF MERGER (this "Amendment") is made as of the ____ day of January, 1999, by and among WebMD, Inc., a corporation organized and existing under the laws of the State of Georgia (the "WebMD"), Direct Medical Knowledge, Inc., a corporation organized and existing under the laws of the State of California ("DMK"), SHN Merger Corp., a corporation organized and existing under the laws of the State of California ("Merger Corp.") and the holders of the DMK's capital stock signatory hereto (individually, a "Shareholder"; collectively the "Shareholders"), and amends that certain Agreement and Plan of Merger (the "Merger Agreement"), dated as of January 12, 1999, by and among WebMD, DMK, Merger Corp. the Shareholders, and Kemp Battle ("Indemnitor Representative").


                                  Background
                                  ----------

     A. The parties to this Amendment entered into the Merger Agreement, pursuant to which WebMD acquired DMK pursuant to the merger (the "Merger") of DMK with and into Merger Corp.

     B. The parties wish to amend the Merger Agreement for the purpose of, among other things, providing for the continued indemnification of the officers, directors and employees of DMK in respect of acts or omissions occurring on or prior to the Effective Time.

     C. All terms not otherwise defined herein shall have the meaning given them in the Merger Agreement.

                                   Agreement
                                   ---------

     In consideration of the mutual promises and covenants herein and in the Shareholders Agreement, the parties hereby agree as follows:

     Section 1.  Amendment to Article 9.  Article 9 of the Merger Agreement is
                 ----------------------   ---------
hereby amended by adding the following provisions to the end thereof:

     9.15  Indemnification of DMK Officers and Directors.
           ---------------------------------------------
           (a) For a period of six (6) years following the Effective Time, WebMD and the Surviving Corporation jointly and severally shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, an officer, director or employee of DMK in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided under DMK's Articles of Incorporation, Bylaws and indemnification agreements (if any) in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.
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           (b) If WebMD or the Surviving Corporation or any of their respective successors or assigns (i) consolidates or merges into any other person or entity and shall not be the continuing or surviving person of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any person or entity, then and in each such case, the obligations set forth in this Section 9.15 shall be binding upon such successors and assigns of WebMD or the Surviving Corporation."

     Section 2.  Amendment to Section 9.12.  Section 9.12 of the Merger
                 -------------------------
Agreement is hereby amended by deleting the last sentence thereof in its entirety.

     Section 3.  Governing Law.  This Amendment shall be governed by and
                 -------------
construed in accordance with the laws of the State of Georgia, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     Section 4.  Multiple Counterparts.  This Amendment may be executed as one
                 ---------------------
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

     IN WITNESS WHEREOF, the parties hereby have executed and caused this Amendment to be duly executed all as of the day and year first above written.


ATTEST:                            WEBMD, INC.

/s/ W. Michael Heekin              By: /s/ K. Robert Draughon
---------------------                 -----------------------
Secretary                             Chief Financial Officer


[CORPORATE SEAL]


ATTEST:                            SHN MERGER CORP.

/s/ K. Robert Draughon             By: /s/ W. Michael Heekin
----------------------                ----------------------
Assistant Secretary                   Vice President


[CORPORATE SEAL]


ATTEST:                            DIRECT MEDICAL KNOWLEDGE, INC.

/s/ P. Ryan Phelan                 By: /s/ Ralph Clark
------------------                     ---------------
Secretary                              President


[CORPORATE SEAL]

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

                                 SHAREHOLDERS


Eucalyptus, Ltd.


By: /s/ Le Ngoc Saulnier
   -----------------------
   Name: Le Ngoc Saulnier
   Title: Attorney-in-fact


H&Q Direct Medical Knowledge Investors, LP


By: /s/  Rupen Dolasia
   -----------------------
   Name: Rupen Dolasia
   Title: Principal


HealthMagic, Inc.


By: /s/
   -----------------------
   Name:
        ------------------
   Title:
         -----------------


--------------------------


Indemnitor Representative


/s/ Kemp Battle
---------------
Kemp Battle

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

/s/ P. Ryan Phelan
------------------
P. Ryan Phelan


/s/ Daniel Hillis
-----------------
Daniel Hillis


/s/ Kemp Battle
---------------
Kemp Battle

                                       4